EXHIBIT 3 (d)
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GUILFORD MILLS, INC.


         GUILFORD MILLS, INC., a corporation organized and existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation adopted a resolution deleting the first sentence of Article FOURTH of the Certificate of Incorporation of the Corporation in its entirety and substituting the following sentence in its place:

                  FOURTH:  The  corporation  shall be  authorized  to issue  two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock which the corporation shall have authority to issue shall be sixty-six million (66,000,000); the total number of shares of Common Stock shall be sixty-five million (65,000,000) and the par value of each share of Common Stock shall be two cents ($.02); and the total number of shares of Preferred Stock shall be one million (1,000,000) and the par value of each share of Preferred Stock shall be one dollar ($1.00).

         SECOND: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, GUILFORD MILLS, INC. has caused this Certificate to be signed by Terrence E. Geremski, its Executive Vice President and Chief Financial Officer, and attested by Robert A. Emken, Jr., its Assistant Secretary, this 4th day of February, 1999.

                                         GUILFORD MILLS, INC.


                                         By:  /s/ Terrence E. Geremski
                                              ------------------------
                                                  Terrence E. Geremski
                                                  Executive Vice President and
                                                  Chief Financial Officer

ATTEST:


By:  /s/ Robert A. Emken, Jr.
     ------------------------
         Robert A. Emken, Jr.
         Assistant Secretary